SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2012

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11132 Ventura Blvd, Ste #420, Studio City, CA	91604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 925-304-4400

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2010, we entered into an employment agreements with Chris Johns to serve as an executive officer or our company. The employment agreement was filed on November 3, 2010 in our Current Report on Form 8-K with the Securities and Exchange Commission and amended and filed as Exhibit 10.2 on March 8, 2011.

On July 12, 2012, we entered into a second amendment of his employment agreement. Under the terms of the amendment, Mr. Johns was granted 10,000,000 shares. The shares will vest in equal installments over a period of four years.

The foregoing description of the second amendment to employment agreements with Mr. Johns is qualified in its entirety by reference to the employment agreement, attached hereto as Exhibit 10.1.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is herein incorporated by reference.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is herein incorporated by reference.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment to Employment Agreement with Chris Johns dated July 12, 2012
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns

Christopher Johns
Chief Executive Officer

Date: July 13, 2012

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